UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Northern Funds

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, par value $0.0001 per share of
Northern Trust 2030 Tax-Exempt Distributing Ladder ETF	NYSE Arca, Inc.
Northern Trust 2035 Tax-Exempt Distributing Ladder ETF	NYSE Arca, Inc.
Northern Trust 2045 Tax-Exempt Distributing Ladder ETF	NYSE Arca, Inc.
Northern Trust 2055 Tax-Exempt Distributing Ladder ETF	NYSE Arca, Inc.
Northern Trust 2030 Inflation-Linked Distributing Ladder ETF	NYSE Arca, Inc.
Northern Trust 2035 Inflation-Linked Distributing Ladder ETF	NYSE Arca, Inc.
Northern Trust 2045 Inflation-Linked Distributing Ladder ETF	NYSE Arca, Inc.
Northern Trust 2055 Inflation-Linked Distributing Ladder ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 033-73404

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, $0.0001 par value, of the series of Northern Funds (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 195 to the Trust’s Registration Statement on Form N-1A (File Nos. 33-73404; 811- 08236), as filed with the Securities and Exchange Commission on August 5, 2025, which description is incorporated herein by reference.

Each series of the Trust that is registering securities hereunder, and its I.R.S. Employer Identification Number (“EIN”), is as follows:

Series Name	EIN
Northern Trust 2030 Tax-Exempt Distributing Ladder ETF	33-4962943
Northern Trust 2035 Tax-Exempt Distributing Ladder ETF	33-4980198
Northern Trust 2045 Tax-Exempt Distributing Ladder ETF	39-2086777
Northern Trust 2055 Tax-Exempt Distributing Ladder ETF	39-2084340
Northern Trust 2030 Inflation-Linked Distributing Ladder ETF	33-4964098
Northern Trust 2035 Inflation-Linked Distributing Ladder ETF	33-4989423
Northern Trust 2045 Inflation-Linked Distributing Ladder ETF	33-5018932
Northern Trust 2055 Inflation-Linked Distributing Ladder ETF	33-5040405

Item 2. Exhibits

1.	The Trust’s Agreement and Declaration of Trust dated February 7, 2000, is incorporated by reference to Exhibit (a)(19) to Post-Effective Amendment No. 30 as filed on May 15, 2000.
2.	Amendment No. 47 to the Agreement and Declaration of Trust dated August 24, 2017, is incorporated by reference to Exhibit (a)(48) to Post-Effective Amendment No. 136 as filed on November 17, 2017.
3.	Amendment No. 55 to the Agreement and Declaration of Trust dated May 18, 2023, is incorporated by reference to Exhibit (a)(56) to Post-Effective Amendment No. 182 as filed on July 27, 2023.
4.	Amendment to the Agreement and Declaration of Trust dated February 13, 2025, is incorporated by reference to Exhibit (a)(57) to Post-Effective Amendment No. 190 as filed on April 16, 2025.
5.	The Trust’s Amended and Restated By-Laws adopted August 2, 2000, are incorporated by reference to Exhibit (b)(1) to Post-Effective Amendment No. 38 as filed on May 30, 2002.
6.	Amendment No. 1 to the Amended and Restated By-Laws adopted March 31, 2003, is incorporated by reference to Exhibit (b)(2) to Post-Effective Amendment No. 39 as filed on July 29, 2003.
7.	Amendment No. 2 to the Amended and Restated By-Laws adopted July 29, 2003, is incorporated by reference to Exhibit (b)(3) to Post-Effective Amendment No. 39 as filed on July 29, 2003.
8.	Amendment No. 3 to the Amended and Restated By-Laws adopted April 27, 2004, is incorporated by reference to Exhibit (b)(4) to Post-Effective Amendment No. 40 as filed on July 26, 2004.
9.	Amendment No. 4 to the Amended and Restated By-Laws adopted July 27, 2004, is incorporated by reference to Exhibit (b)(5) to Post-Effective Amendment No. 41 as filed on December 1, 2004.
10.	Amendment No. 5 to the Amended and Restated By-Laws adopted June 20, 2006, is incorporated by reference to Exhibit (b)(6) to Post-Effective Amendment No. 50 as filed on July 28, 2006.
11.	Amendment No. 6 to the Amended and Restated By-Laws adopted February 14, 2008, is incorporated by reference to Exhibit (b)(7) to Post-Effective Amendment No. 60 as filed on July 29, 2008.
12.	Amendment No. 7 to the Amended and Restated By-Laws adopted November 5, 2010, is incorporated by reference to Exhibit (b)(8) to Post-Effective Amendment No. 76 as filed on May 16, 2011.
13.

Amended and Restated Amendment No. 8 to the Amended and Restated By-Laws adopted August 19, 2015, as Amended and Restated on August 24, 2017, is incorporated by reference to Exhibit (b)(9) to Post-Effective Amendment No. 136 as filed on November 17, 2017.

14.	Amendment No. 9 to the Amended and Restated By-Laws adopted August 20, 2015, is incorporated by reference to Exhibit (b)(10) to Post-Effective Amendment No. 112 as filed on March 10, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORTHERN FUNDS

Date: August 11, 2025	By:	/s/ Kevin P. O’Rourke
Name: Kevin P. O’Rourke
Title: President